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                                                                    EXHIBIT 99.1

NEWS RELEASE


COMPUWARE CORPORATION                                 [COMPUWARE LOGO]
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Corporate Headquarters
One Campus Martius, Detroit, Michigan 48226
(313) 227-7300


FOR IMMEDIATE RELEASE

JANUARY 11, 2006

          COMPUWARE CORPORATION ANNOUNCES PRELIMINARY FINANCIAL RESULTS


DETROIT--January 11, 2006--Compuware Corporation (NASDAQ: CPWR) today announced preliminary financial results for its third quarter, ended December 31, 2005. Compuware estimates its fiscal 2006 third quarter revenues will be approximately $305 million. The company expects earnings for the quarter to be approximately nine cents.

The company expects new license revenue to be approximately $83 million and maintenance revenue to be approximately $107 million. Revenue from professional services is expected to be approximately $115 million.

"While Compuware again generated strong profits this quarter, we fell short of Wall Street expectations," said Compuware Chairman and CEO Peter Karmanos, Jr. "Third quarter demand was not as strong as anticipated, and the business underperformed. During the third quarter I led Compuware's management team through a careful examination of every aspect of the company's business. During the fourth quarter, we will announce and implement major changes designed to ensure Compuware's short- and long-term business success."

Compuware will announce final results for its fiscal 2006 third quarter on January 26, 2006.

COMPUWARE CORPORATION

Compuware Corporation (NASDAQ: CPWR) is a world leader in delivering software and services that enable businesses to manage their enterprises and maximize the value of their IT assets. Compuware solutions accelerate the development, improve the quality and enhance the performance of business-driving applications. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com/.

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PRESS CONTACT

Lisa Elkin, Vice President, Communications and Investor Relations,
+1-313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.